UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
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Exchange Act of 1934 (Amendment No.___ )
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SIFCO Industries, Inc.
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NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
          The 2010 Annual Meeting of Shareholders of SIFCO Industries, Inc. will be held at the National City Center Annex Building, 4th Floor, 1900 East 9th Street, Cleveland, Ohio, on January 26, 2010 at 10:30 a.m., to consider and vote upon proposals to:
1.	Elect six (6) directors, each to serve a one-year term expiring at the 2011 Annual Meeting;

2.	Ratify the designation of Grant Thornton LLP as the independent registered public accounting firm of the Company; and

3.	Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.
          The holders of record of Common Shares at the close of business on December 4, 2009 will be entitled to receive notice of and vote at the meeting.
          The Company’s Annual Report for the fiscal year ended September 30, 2009 is included with this Notice.
          By order of the Board of Directors.

SIFCO Industries, Inc.

December 15, 2009	Daniel G. Berick, Secretary
          Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are present and vote in person at the meeting, your proxy will not be used.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on January 26, 2010. The proxy statement, proxy card and our annual report to our shareholders are available, free of charge, at “http://www.sifco.com/proxy_materials”.

SIFCO Industries, Inc.
970 East 64th Street, Cleveland, Ohio 44103
PROXY STATEMENT
Mailed on or about December 15, 2009
General Information
     The proxy that accompanies this statement is solicited by the Board of Directors of SIFCO Industries, Inc. (the “Company”) for use at the 2010 Annual Meeting of the Shareholders of the Company to be held January 26, 2010, or at any adjournment thereof. This proxy statement was first mailed on December 15, 2009 to shareholders of record on December 4, 2009.
     Any shareholder giving a proxy for the meeting may revoke it before it is exercised by giving a later dated proxy or by giving notice of revocation to the Company in writing before or at the 2010 Annual Meeting. However, the mere presence at the 2010 Annual Meeting of the shareholder granting a proxy will not revoke the proxy. Unless revoked by notice as above stated, shares represented by valid proxies will be voted on all matters to be acted upon at the 2010 Annual Meeting. On any matter or matters with respect to which the proxy contains instructions for voting, such shares will be voted in accordance with such instructions. Abstentions will be deemed to be present for the purpose of determining a quorum for the 2010 Annual Meeting. Abstentions will not affect the vote on Proposal No. 1, but will be counted as “votes against” with respect to the other proposals acted upon at the meeting. Brokers who have not received voting instructions from beneficial owners generally may vote in their discretion with respect to the election of directors and the ratification of the selection of the independent registered public accounting firm. Broker non-votes will not affect the outcome of any proposals brought before the 2010 Annual Meeting.
     The cost of solicitation of proxies in the form accompanying this statement will be borne by the Company. Proxies will be solicited by mail or by telephone or personal interview with an officer or regular employee of the Company. The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares they hold of record, and will reimburse such brokers, custodians, nominees and fiduciaries for their expenses in so doing.
OUTSTANDING SHARES AND VOTING RIGHTS
     The record date for determining shareholders entitled to vote at the 2010 Annual Meeting is December 4, 2009. As of November 30, 2009, the outstanding voting securities of the Company consisted of 5,299,966 Common Shares. Each Common Share, exclusive of treasury shares, has one vote. The Company held no Common Shares in its treasury on November 30, 2009. The holders of a majority of the Common Shares of the Company issued and outstanding, present in person or by proxy, shall constitute a quorum for the purposes of the 2010 Annual Meeting.

     The table below names the persons who are known by the Company to be the beneficial owners of more than 5% of its outstanding Common Shares as of October 31, 2009, and states the number of such Common Shares beneficially owned by each such person and the percentage of the outstanding Common Shares which that number of shares constitutes as of that date, unless otherwise indicated.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address	Amount and Nature of		Percent
of Beneficial Owner	Beneficial Ownership		of Class
Ms. Janice Carlson and Mr. Charles H. Smith, III,	2,002,049	(1)	37.77% (1)
Trustees, Voting Trust Agreement
c/o SIFCO Industries, Inc.
970 E. 64th Street
Cleveland, OH 44103

M. and S. Silk Revocable Trust	700,600	(2)	13.22% (2)
4946 Azusa Canyon Road
Irwindale, California 91706

(1)	As of October 31, 2009, Janice Carlson and Charles H. Smith, III beneficially owned, as Trustees, 2,002,049 Common Shares of the Company and such Common Shares have been deposited with them or their predecessors, as Trustees, under a Voting Trust Agreement entered into as of January 30, 2007. The Voting Trust Agreement is for a three-year term ending January 31, 2010. The Trustees under the Voting Trust Agreement share voting control with respect to all such Common Shares. Although the Trustees do not have the power to dispose of the shares subject to the Voting Trust, they share the power to terminate the Voting Trust or to return shares subject to the Voting Trust to holders of voting trust certificates. Mr. H. D. Smith beneficially owns of record 291,193 shares (5.49%) of the Company, which shares are subject to the Voting Trust Agreement.

(2)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) as of May 21, 2009, M. and S. Silk Revocable Trust, Mark J. Silk and Sarah C. Silk, Co-Trustees, share both voting and dispositive power over 700,600 Common Shares of the Company as of May 21, 2009
PROPOSAL 1 — TO ELECT SIX (6) DIRECTORS
     Six (6) directors are to be elected at the 2010 Annual Meeting to hold office until the next annual meeting of shareholders and/or until their respective successors are elected and qualified. Shares represented by validly given proxies will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. The six (6) nominees receiving the most votes will be elected as directors at the 2010 Annual Meeting.
     Although the Company does not contemplate that any of the nominees will be unavailable for election, if a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is currently intended that the remaining directors will, by the vote of a majority of their number, designate a different nominee for election to the Board at the 2010 Annual Meeting.
Board Recommendation — The Board of Directors recommends that you vote FOR the election of all nominees. Unless you instruct otherwise on your proxy card or in person, your proxy will be voted in accordance with the Board’s recommendation.

Nominees for election to the Board of Directors
Jeffrey P. Gotschall, 61, director of the Company since 1986, Chairman of the Board since 2001, Mr. Gotschall previously served the Company as Chief Executive Officer from 1990 until his retirement in August 2009 and served from 1989 to 2002 as President, from 1986 to 1990 as Chief Operating Officer, from 1986 through 1989 as Executive Vice President and from 1985 through 1989 as President of SIFCO Turbine Component Services.
Hudson D. Smith, 58, director of the Company since 1988. Mr. Smith is currently the President of Forged Aerospace Sales, LLC. Mr. Smith previously served the Company as Executive Vice President from 2003 through 2005; as Treasurer from 1983 through 2005; as President of SIFCO Forge Group from 1998 through 2003; as Vice President and General Manager of SIFCO Forge Group from 1995 through 1997; as General Manager of SIFCO Forge Group’s Cleveland Operations from 1989 through 1995; and as General Sales Manager of SIFCO Forge Group from 1985 through 1989. Refer to “Director Compensation” below for a discussion of certain transactions between Mr. Smith and the Company.
Frank N. Nichols, 69, director of the Company since 2006. Mr. Nichols is President of FNN Enterprises, LLC. Mr. Nichols retired in 2005 from his position as Group Vice President for Parker Hannifin Corporation’s Aerospace Group. He previously served from 1992 through 1995 as the Vice President and General Manager for Parker Hannifin Corporation’s Gas Turbine Fuel Systems Division, and from 1982 through 1992 as the General Manager of Parker Hannifin Corporation’s Gas Turbine Fuel Systems Division. Mr. Nichols began his career at Parker Hannifin Corporation in 1962.
P. Charles Miller, Jr., 71, director of the Company since 2002. Mr. Miller is the Chairman and Chief Executive Officer of Duramax Marine LLC. Prior to acquiring Duramax Marine in 1999, he had served as President, Chief Executive Officer and director of Duramax, Inc. since 1982. Mr. Miller previously served on the Boards of Trustees of several non-profit organizations as well as several for profit businesses.
Alayne L. Reitman, 45, director of the Company since 2002. Ms. Reitman currently serves as a Trustee of The Cleveland Foundation and of Hawken School. She previously served from 1999 to 2001 as President of Embedded Planet LLC, a high-tech start-up company; from 1993 to 1998 as Vice President and Chief Financial Officer of The Tranzonic Companies, Inc.; and from 1991 to 1993 as Senior Financial Analyst for American Airlines.
J. Douglas Whelan, 70, director of the Company since 1995. Mr. Whelan retired in 1999 from his positions as President, Chief Operating Officer and director of Wyman-Gordon Company. He previously served from 1994 through 1997 as President of Wyman-Gordon Forgings, Houston, Texas and from 1989 through 1994, as Vice President of Operations for the Cameron Forged Products Division of Cooper Industries, Houston, Texas. From 1965 to 1989, Mr. Whelan served in a variety of executive, technical and management positions with Cameron Iron Works.

STOCK OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES
     The following table sets forth, as of October 31, 2009, the number of Common Shares of the Company beneficially owned by each director, nominee for director and named executive officer and all directors and executive officers as a group, according to information furnished to the Company by such persons:

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (1)	Percent of Class
Hudson D. Smith (2)(3)(4)	292,633	5.52%
Jeffrey P. Gotschall (1)(2)(3)(4)	156,600	2.95%
Frank A. Cappello (1)	42,000	*
J. Douglas Whelan	8,000	*
Frank N. Nichols	3,225	*
P. Charles Miller, Jr.	2,700	*
Alayne L. Reitman	2,100	*
Michael S. Lipscomb	600	*

All Directors and Executive Officers as a Group (8 persons) (1)	507,858	9.58%

*	Common Shares owned are less than one percent of class.

(1)	Unless otherwise stated below, the named person owns all of such shares of record and has sole voting and investment power as to those shares. A portion of the total number of shares for the following persons and group represents shares which could be acquired within 60 days of October 31, 2009 by exercise of stock options: Mr. J. P. Gotschall, 5,000 shares; Mr. F. A. Cappello, 41,000 shares; and all directors and executive officers as a group, 46,000 shares. In accordance with SEC rules, the percentage ownership for each of Mr. J. P. Gotschall, Mr. F. A. Cappello and the above-referenced group has been calculated assuming full exercise of the aforementioned stock options by such individual or group, but no exercise of outstanding options by any other person.

(2)	In the cases of Mr. J. P. Gotschall and Mr. H. D. Smith, includes 400 shares and 38,295 shares, respectively, owned by their spouses and any minor children or in trust for them, their spouses and their lineal descendants.

(3)	Includes Voting Trust Certificates issued by the aforementioned (see page 2) Voting Trust representing an equivalent number of Common Shares held by such Trust as follows: Mr. J. P. Gotschall — 151,600 and Mr. H. D. Smith — 291,193.

(4)	Mr. J. P. Gotschall and Mr. H. D. Smith are cousins.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten (10) percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the U.S. Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten (10) percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during, or with respect to, the fiscal year ended September 30, 2009, the Company believes that no director, officer, beneficial owner of more than ten (10) percent of its outstanding Common Shares or any other person subject to Section 16(a) of the Exchange Act failed to file on a timely basis during fiscal 2009 any reports required by 16(a) of the Exchange Act, except that one director reported one transaction subsequent to the date required for Form 5 in respect thereof.
CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
     Board of Directors — The Company’s Board of Directors held four (4) regularly scheduled meetings during the last fiscal year. The Board of Directors’ standing committees are the Audit, Compensation, and Nominating and Governance Committees. Directors are expected to attend Board meetings, our annual shareholders’ meeting, and the meetings of the committees on which he or she serves. During fiscal 2009 each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. SIFCO’s independent directors meet separately at each regularly scheduled Board meeting. All of the directors attended the Company’s 2009 Annual Meeting of Shareholders.
     Director Independence — The members of the Board of Directors’ standing committees are all independent directors as defined in Section 803 of the NYSE Amex Company Guide. The Board has affirmatively determined that Mr. J. D. Whelan, Ms. A. L. Reitman, Mr. P. C. Miller, Jr., and Mr. F. N. Nichols meet these standards of independence. There are no undisclosed transactions, relationships, or arrangements between the Company and any of such directors. The Board has affirmatively determined that Mr. J. P Gotschall and Mr. H. D. Smith do not meet these standards of independence, are therefore not independent and, accordingly, are not members of any of the Board’s standing committees.
     Board Committees
     Audit Committee — The functions of the Audit Committee are to select, subject to shareholder ratification, the Company’s independent registered public accounting firm; to approve all non-audit related services performed by the Company’s independent registered public accounting firm; to determine the scope of the audit; to discuss any special problems that may arise during the course of the audit; and to review the audit and its findings for the purpose of reporting to the Board of Directors. Further, the Audit committee receives a written statement delineating the relationship between the independent registered public accounting firm and the Company and none of the members of the audit committee participated in the preparation of the Company’s financial statements at any time during the past three (3) years. The members of the Audit Committee are all independent directors as defined in Section 803 of the NYSE Amex Company Guide. Each member of the Audit Committee is financially literate and A. L. Reitman is designated as the Audit Committee financial expert. The Audit Committee, currently composed of A. L. Reitman (Chairperson), P. C. Miller, Jr., J. D. Whelan, and F. N. Nichols, met quarterly while holding two (2) meetings separate from a regular board meeting and two (2) meetings as a part of a regular board meeting during fiscal 2009. The Audit Committee operates under a written charter that is available on the Company’s website at www.sifco.com.

     Compensation Committee — The functions of the Compensation Committee are to review and make recommendations to the Board to ensure that our executive compensation and benefit programs are consistent with our compensation philosophy and corporate governance guidelines and, subject to the approval of the Board, to establish the executive compensation packages offered to directors and officers. Officers’ base salary, target annual incentive compensation awards and granting of long-term equity-based incentive compensation, and the number of shares that should be subject to each equity instrument so granted, are set at competitive levels with the opportunity to earn reasonable pay for targeted performance as measured against a peer group of companies. The Compensation Committee is appointed by the Board, and consists entirely of directors who are independent directors as defined in Section 803 of the NYSE Amex Company Guide. Our Compensation Committee, currently composed of J. D. Whelan (Chairperson), A. L. Reitman, P. C. Miller, Jr., and F. N. Nichols, held one (1) formal meeting during fiscal 2009 and conducted other committee discussions as a part of a regular board meeting, some of which discussions were conducted without the CEO present. The Compensation Committee operates under a written charter that is available on the Company’s website at www.sifco.com.
     Nominating and Governance Committee — The functions of the Nominating and Governance Committee are to recommend candidates for the Board of Directors and address issues relating to (i) senior management performance and succession and (ii) the composition and procedures of the Board. The Nominating and Governance Committee is currently composed of A. L. Reitman, J. D. Whelan, P. C. Miller, Jr., and F. N. Nichols. The members of the Nominating and Governance Committee are all independent directors as defined in Section 803 of the NYSE Amex Company Guide. The Nominating and Governance Committee did not hold any formal meetings during the last fiscal year; however, its function was fulfilled during sessions of the full Board of Directors. The Nominating and Governance Committee operates under a written charter that is available on the Company’s website at www.sifco.com.
     Process for Selecting and Nominating Directors — In its role as the nominating body for the Board, the Nominating and Governance Committee reviews the credentials of potential director candidates (including any potential candidates recommended by shareholders), conducts interviews and makes formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, the Nominating and Governance Committee considers a variety of factors, including skills, independence, background, experience, diversity and compatibility with existing Board members. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may consider such other factors as it deems appropriate in the best interests of the Company and its shareholders. The Nominating and Governance Committee will consider shareholder nominations for directors at any time. Any shareholder desiring to have a nominee considered by the Nominating and Governance Committee should submit such recommendation in writing to a member of the Nominating and Governance Committee or the Secretary of the Company, c/o SIFCO Industries, Inc., 970 East 64th Street, Cleveland, OH 44103. The recommendation letter should include the shareholder’s own name, address and the number of shares owned and the candidate’s name, age, business address, residence address, and principal occupation, as well as the number of shares the candidate owns. The letter should provide all of the information that would need to be disclosed in the solicitation of proxies for the election of directors under federal securities laws. Finally, the shareholder should also submit the recommended candidate’s written consent to be elected and commitment to serve if elected. The Company may also require a candidate to furnish additional information regarding his or her eligibility and qualifications.
     Compensation Committee Interlocks and Insider Participation — None of the directors who served on the Compensation Committee during fiscal 2009 was a current or former officer or an employee of the Company or had any relationship with the Company that would be required to be disclosed by the Company under applicable related party transaction requirements. During fiscal 2009, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Board of Directors or Compensation Committee and, therefore, there were no interlocking relationships (as described in Item 407(e)(iii) of SEC Regulation S-K) between members of the Compensation Committee and the Company. J. D. Whelan, F. N. Nichols, P. C. Miller, Jr. and A. L. Reitman served as the members of the Compensation Committee during fiscal 2009.
     Communications with the Board of Directors — Shareholders may communicate their concerns directly to the entire Board of Directors or specifically to non-management directors of the Board. Such communication can be confidential or anonymous, if so designated, and may be submitted in writing to the following address: Board of Directors, SIFCO Industries, Inc., c/o Mr. Daniel G. Berick, Secretary, 970 E. 64th Street, Cleveland, Ohio 44103.
     Code of Ethics — The Company’s Code of Ethics applies to all of its employees, including its Chief Executive Officer and its Chief Financial Officer. The Code of Ethics and all committee charters are posted in the Investor Relations portion of the Company website at www.sifco.com.
     Certain Relationships and Related Transactions - There were no transactions between the Company and its officers, directors or any person related to its officers or directors, or with any holder of more than 5% of the Company’s common shares, either during fiscal 2009 or up to the date of this proxy statement, except for the relationship with Mr. H. D. Smith related to the sales representative agreement that is in place and that is discussed below under the heading “Directors Compensation”.
     The Company reviews all transactions between the Company and any of its officers and directors. The Company’s Code of Ethics, which applies to all employees, emphasizes the importance of avoiding situations or transactions in which personal interests may interfere with the best interests of the Company or its shareholders. In addition, the Company’s general corporate governance practice includes board-level discussion and assessment of procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company and its officers and directors, to the extent that they may arise. The Board reviews any transaction with an officer or director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as the Board deems necessary. The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company and any of its related persons to the Audit Committee.

COMPENSATION DISCUSSION AND ANALYSIS
     Executive Compensation Philosophy and Objectives — The Company recognizes the importance of maintaining sound principles for the development and administration of our executive compensation and benefit programs. Specifically, our executive compensation and benefit programs are designed to meet the following objectives — (i) to compensate executive officers at competitive levels to ensure the Company attracts and retains key management employees throughout the organization; (ii) to provide executive officers with the opportunity to earn reasonable pay for targeted performance; (iii) to link executives’ compensation, particularly annual incentive compensation, to established Company performance goals; and (iv) on occasion, to provide management with a “special recognition” incentive to achieve certain extraordinary goals in response to changing market or operational conditions. The Company believes that a disciplined focus on these core principles will benefit the Company, and ultimately its shareholders, by ensuring that it can attract and retain highly qualified executive officers who are committed to the Company’s long-term success.
     Role of the Compensation Committee — The Compensation Committee has taken the following steps to ensure the Company’s executive compensation and benefit programs are consistent with the Company’s compensation philosophy and corporate governance guidelines:
•	Utilized studies and surveys of qualified independent professionals to (i) assess the competitiveness of our overall executive compensation and benefits program and (ii) provide a high level and objective review of such programs;

•	Developed executive officer compensation structures that target a competitive level of compensation. The cash portion of executive officer compensation, as measured by local, regional and/or national cash compensation surveys that include similarly situated companies, which population of companies consists of manufacturing firms of similar size based on annual revenues, is targeted to generally be in the 50th percentile. The value of the non-cash (equity) portion of executive officer compensation is generally intended to be equal to 60% and 100% of annual base salary for the Company CFO and CEO, respectively. The actual percentage will likely vary each year based on the relative market value at which the Company’s equity securities may be trading.

•	Maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to the Company CEO independent of input from the CEO;

•	Reviewed, on an annual basis, the performance of executive officers with assistance from the CEO and determined proper total compensation based on performance and competitive levels as measured against similarly situated companies; and

•	Maintained the practice of holding executive sessions (without management present) at every Committee meeting.
     Total Compensation — The Company seeks to compensate its executive officers at competitive levels, with the opportunity to earn reasonable pay for targeted performance, through programs that emphasize performance-based incentive compensation. To that end, total executive compensation is structured to ensure that, due to the nature of the Company’s business, there is a focus on the Company’s financial performance and shareholder return. The Company believes its total executive compensation is reasonable. Further, in light of its compensation philosophy, the Company believes that the total compensation package for its executive officers should continue to consist of base salary, annual (cash) incentive compensation awards, long-term (equity) incentive compensation, and certain other benefits.
     Elements of Compensation
     Base Salary — When determining the amount of base salary for the Company’s executive officers, the Compensation Committee considers the salaries of similarly situated personnel in similar companies, as discussed above under the heading “Role of the Compensation Committee”. When making adjustments in base salaries, the Compensation Committee also considers corporate financial performance and the performance of individual executive officers in fulfilling their respective defined responsibilities. In certain individual cases that it deems appropriate, the Compensation Committee may also consider certain non-financial performance measures, such as (i) increases in market share, (ii) manufacturing efficiency gains, (iii) improvements in product quality, etc. For fiscal 2009, Mr. J. P. Gotschall’s base salary was increased from $207,000 to $220,000 and Mr. F. A. Cappello’s base salary was increased from $160,000 to $167,000.
     Mr. J. P. Gotschall retired as Chief Executive Officer effective August 31, 2009, at which time Mr. M. S. Lipscomb was appointed as interim President and Chief Executive Officer. Mr. M. S. Lipscomb has been retained on a contract/consultancy basis with aggregate compensation being set at a rate of $2,500 per day. Mr. M. S. Lipscomb does not participate in any of the Company’s other compensation and benefit plans and it is anticipated that Mr. M. S. Lipscomb will devote approximately 50% of his time to his responsibilities as interim President and Chief Executive Officer.
     Annual Incentive Compensation — This form of non-equity incentive compensation for executive officers provides for the award of annual cash bonuses. In years with strong financial and/or strategic performance, executive officers can earn cash incentive awards that would be considered reasonable as compared to similarly situated companies, as discussed above under the heading “Role of the Compensation Committee”.
     Annual incentive compensation awards are intended to reinforce the Company’s strategic objectives and promote achievement of certain financial and/or strategic targets. Consistent with its compensation philosophy, the Company’s annual incentive compensation award payments to executive officers are contingent upon the achievement of specific performance target(s) during the applicable performance period. Specific annual performance targets are generally based on a number of criteria including (i) the achievement of certain financial profitability criteria in relation to the Company’s Annual Plan as approved by the Board of Directors, (ii) an executive officer’s performance relative to strategic objectives, (iii) utilization (disposition) of performing (non-performing) Company assets or (iv) other similar criteria. These criteria may change from one period to another based on the particular strategic focus of the Company for that respective period as deemed appropriate by the Compensation Committee. Each performance target may also have a minimum threshold and maximum payout level.

     For fiscal 2009, the principal performance target for both Mr. J. P. Gotschall and Mr. F. A. Cappello was based on the achievement of certain financial profitability criteria in relation to the Company’s 2009 Annual Plan as approved by the Board of Directors. The achievement measurement is based on SIFCO Industries, Inc. consolidated operating profit before tax, subject to certain adjustments, which adjustments include (i) negating the impact of any changes in the Company’s LIFO inventory reserve and (ii) certain other nonrecurring income or expense amounts that generally do not reflect the current operating performance of the Company. In addition to the principal performance target, both Mr. J. P. Gotschall and Mr. F. A. Cappello also had certain (secondary) performance criteria, which included criteria that (i) were non-financial in nature and (ii) related to the operating and strategic objectives of the Company.
     In addition to setting performance targets, the Compensation Committee also sets each executive officer’s target annual incentive compensation amount. This target annual incentive compensation amount is based on a percentage of each executive officer’s base salary. In determining the target annual incentive compensation amount, the Committee considers the executive’s base salary and determines the appropriate target annual incentive compensation amount that is required to keep the executive’s annual total cash compensation at a competitive level as compared to similarly situated companies. In addition, the Compensation Committee may also consider various other factors, including the impact that the executive officers and other key employees are capable of and should have relative to achieving the Company’s stated performance target.
     For fiscal 2009, both Mr. J. P Gotschall and Mr. F. A. Cappello had target annual incentive compensation equal to 50% of base salary, with potential annual incentive compensation ranging from 0% to 75% of base salary, subject to a minimum threshold amount, principally related to the achieved level of SIFCO Industries, Inc. consolidated operating profit before tax, subject to certain adjustments as described above. This equated to targeted annual incentive compensation amounts of $110,000 for Mr. J. P. Gotschall, and $83,500 for Mr. F. A. Cappello, respectively, which amounts were to be paid upon the achievement of the above described performance target. In 2009, Mr. J. P. Gotschall and Mr. F. A. Cappello received cash bonuses of $103,400 and $78,500 at year-end, respectively, because the performance level that was achieved was less than 100% of the targeted level.
     Because of the relative importance of annual incentive compensation awards to total compensation and its direct link to the achievement of specific performance targets, the Company believes that the annual incentive compensation awards remain an important part of its compensation program.
     Long-Term Equity-Based Incentive Compensation — Historically, the primary form of the Company’s long-term incentive compensation consisted of nonqualified stock options. The Company selected stock options because it believed they were a competitive form of compensation expected by its executive officers and senior management. Separate long-term equity-based incentive compensation plans were established by the Company in 1995 and 1998 to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to executive officers and other senior management who provide critical, value-added services to the Company. To reinforce the commitment to long-term results and to retain executives, long-term equity-based compensation awards under these two plans vest and become exercisable over a four year period. The Compensation Committee has granted all of the awards available under the Company’s 1995 and 1998 long-term equity-based incentive compensation plans. Therefore, no stock option awards were granted in fiscal 2009 and, as of September 30, 2009, no further options are available to be awarded under either of these two (2) plans. Both Mr. J. P. Gotschall and Mr. F. A. Cappello have exercisable options as of September 30, 2009.
     With the change in the accounting treatment of options, the Company, like many other companies, re-examined the cost and competitive need for options, which process included a review of competitive data regarding equity-based awards. The Company determined that a combination of equity-based, long-term incentive compensation awards (e.g. stock options, time-based stock appreciation rights, performance-based restricted stock units, etc.) would provide a package of incentive compensation vehicles that would more effectively align the interests of the Company’s executives with the interests of its shareholders and provide a balance between (i) rewards for achieving specified financial targets and (ii) rewards for growth in market value over time. Accordingly, the Company adopted the 2007 Long-term Incentive Compensation Plan. Both Mr. J. P. Gotschall and Mr. F. A. Cappello have been granted performance-based awards under the 2007 Long-term Incentive Compensation Plan as of September 30, 2009.
     The Company has granted stock options only with an exercise price equal to or greater than the market price of its common shares on the grant date and does not attempt to time the grant of stock-based awards to the release of material nonpublic information. The Company’s practice is to publicly release financial results for completed annual and quarterly periods at approximately the same time we file the required annual or quarterly report with the SEC.
     Other Benefits — The Company maintains certain other plans which provide, or may provide, compensation and benefits to our executive officers. These plans are principally our pension plan, supplemental executive retirement plan, and 401(k) plan, which are generally made available to all employees of the Company who meet certain eligibility requirements.
     Pension Plan — The Company maintains a defined benefit pension plan for all non-union salaried employees of the Company’s U. S. operations that were hired prior to March 1, 2003, including the executive officers and certain other key employees. This defined benefit pension plan was frozen as of March 1, 2003 and, consequently, although the plan will otherwise continue, the plan ceased the accrual of additional pension benefits for periods after March 1, 2003.
     Supplemental Executive Retirement Plan — The Company has a supplemental executive retirement plan, which provides supplemental retirement income to those employees whose maximum annual benefit payable under the Pension Plan was limited by the Internal Revenue Code (“IRC”). The only employee of the Company that had earned an accrued benefit under the Pension Plan that exceeds such IRC limitation was Mr. J. P. Gotschall. As with the Pension Plan, this plan was also frozen as of March 1, 2003 and, consequently, although the plan will otherwise continue, the plan ceased the accrual of additional pension benefits for periods after March 1, 2003.

     401(k) Plan — The Company maintains a defined contribution plan, which has been qualified under section 401(k) of the IRC, and which covers all non-union, salaried employees of the Company’s U. S. operations, including the executive officers and certain other key employees. The plan provides that covered employees may defer and contribute to the plan an amount between 1% and 10% of their annual salary, as defined and subject to certain IRC limitations, and the Company will provide a nondiscretionary matching contribution equal to 50% of the employees contributed amount, up to the initial 10% of the employees’ elected deferral contribution. Covered employees may also contribute pre-tax amounts in excess of 10%, subject to certain IRC limitations, that will not be eligible for the Company matching contributions. If and/or when Company performance levels support it, there may also be a discretionary Company matching contribution amount, up to 5% of the covered employees annual compensation (and also based on the employees elected deferral contribution level), to be determined annually by the Board of Directors of the Company based on predetermined performance objectives. For fiscal 2009, the Company will make an additional discretionary matching contribution of 3.75%. The employees’ contributions and the Company matching contribution may be placed, at the direction of the employee, in various combinations of fixed income and equity investments. For fiscal 2009, the Company’s combined matching contributions provided under its 401(k) plan to Mr. J. P. Gotschall and Mr. F. A. Cappello were valued at $14,200 and $14,100, respectively.
     Perquisites and Other Benefits — The following other benefits are generally available to all employees of the Company — (i) 100% of the premium cost for term life insurance coverage with a death benefit equal to 150% of such employees’ annual base compensation and (ii) 50% of the premium cost for long term disability coverage (if such coverage is elected by the employee) with income replacement equal to 60% of such employees’ annual base compensation up to a maximum of $120,000 per year.
     Change-in-Control Agreements and Severance Agreements — The Company has entered into change-in-control agreements and/or severance agreements with its executive officers because it believes that such agreements serve to protect the Company and such executive officers in the event of involuntary termination of such executives for other than cause and/or as a result of a change-in-control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of these executive officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. These agreements are discussed below under “Potential Payments upon Termination or Change-in-Control.”

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2009
     The following table sets forth information regarding the compensation of the Company’s Chairman, Chief Executive Officer and Chief Financial Officer, the only named executive officers of the Company, for the fiscal years ended September 30, 2009, 2008 and 2007:

			Non-Equity
			Incentive	Stock	Option	All Other	Total
Name and		Salary	Compensation ($)	Awards ($)	Awards ($)	Compensation ($)	Compensation
Principal Position	Year	($)	(1)	(2)	(2)	(3)	($)
Jeffrey P. Gotschall	2009	$220,000	$103,400	$13,500	-0-	$14,200	$351,100
Chairman and CEO(4)	2008	$207,000	$103,500	$6,800	-0-	$14,200	$331,500
	2007	$207,000	$362,200	-0-	-0-	$13,200	$582,400

Michael S. Lipscomb Interim President and CEO (5)	2009	-0-	-0-	-0-	-0-	$35,000	$35,000

Frank A. Cappello	2009	$167,000	$78,500	$11,400	$600	$16,500	$274,000
Vice President and CFO	2008	$160,000	$80,000	$5,700	$1,300	$16,200	$263,200
	2007	$160,000	$280,000	-0-	$3,300	$13,000	$456,300

(1)	Reflects the value of annual incentive compensation earnings for Mr. J. P. Gotschall and Mr. F. A. Cappello. Reference Compensation Discussion and Analysis for a detailed discussion of the material terms of the Company’s non-equity incentive compensation plan.

(2)	Represents the proportionate amount of the total fair value of performance share and stock option awards recognized by the Company as an expense in 2009 for financial accounting purposes. The fair values of these awards and the amounts expensed in 2009 were determined in accordance with Financial Accounting Standards Board Statement No. 123R, Share-Based Payment. The awards for which expense is shown in this table include the awards described in the aforementioned Long-Term Equity-Based Incentive Compensation and may have been granted in prior years. The assumptions used in determining the grant date fair values of these awards are described in the notes to the Company’s consolidated financial statements, included in its annual reports to shareholders.

(3)	All other compensation consists of (i) consultancy payments made to the interim President and Chief Executive Officer, (ii) amounts contributed by the Company as matching contributions with respect to U.S. employees pursuant to the SIFCO Industries, Inc. Employees’ 401(k) Plan, a defined contribution plan, (iii) amounts contributed by the Company’s charitable foundation to educational organizations on behalf of named executive officers and (iv) amounts paid by the Company to named executive officers in lieu of participation in a Company sponsored medical insurance program.

(4)	Mr. J. P. Gotschall retired as Chief Executive Officer effective August 31, 2009. Mr. J. P. Gotschall will continue to receive an annual salary of $220,000 for his services as Chairman of the Board.

(5)	Mr. M. S. Lipscomb was appointed Interim President and Chief Executive officer on August 31, 2009. He has been retained on a contract/consultancy basis with aggregate compensation being set at a rate of $2,500 per day.

Grants of Plan-Based Awards for Fiscal 2009
     The following table sets forth information regarding the grants of plan-based awards for the Company’s Chief Executive Officer and Chief Financial Officer, the only named executive officers of the Company for fiscal 2009:

		Estimated Future Payouts under				Estimated Future Payouts under
		Equity Incentive Plan Awards			Grant Date	Non-Equity Incentive Plan Awards
		(1) (2) (5)			Fair Value of	(2) (4) (6)
		Threshold	Target	Maximum	Stock Awards	Threshold	Target	Maximum
Name	Grant Date	(#)	(#)	(#)	($) (3)	($)	($)	($)
Jeffrey P. Gotschall	November 2008	-0-	-0-	-0-	-0-	$51,750	$103,500	$155,250
Michael S. Lipscomb	November 2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Frank A. Cappello	November 2008	-0-	-0-	-0-	-0-	$40,000	$80,000	$120,000

(1)	The performance-based awards reflected in these columns were granted under the 2007 Long-term Equity Incentive Compensation Plan.

(2)	See “Compensation Discussion and Analysis” for a detailed discussion of the material terms of the Company’s equity and non-equity incentive compensation plans.

(3)	Based on the target number of performance-based stock awards.

(4)	The actual amounts paid are reflected in the Summary Compensation Table.

(5)	Fiscal 2009 long-term equity-based incentive compensation award.

(6)	Fiscal 2009 annual incentive compensation award.

Outstanding Equity Awards at Fiscal Year-End for 2009
     For each individual named in the Summary Compensation Table, set forth below is information relating to such person’s exercise of stock options during fiscal 2009 and ownership of unexercised stock options and unearned performance-based shares at September 30, 2009.

					Stock Awards
					Equity Incentive Plan Awards
	Option Awards				Number of	Market or Payout
	Number of Securities				Unearned Shares,	Value of Unearned
	Underlying Unexercised		Option	Option	Units or Other	Shares, Units or Other
	Options at Year-End (#)		Exercise	Expiration	Rights That Have	Rights That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Not Vested (#) (1)	Vested ($) (2)
Jeffrey P. Gotschall	5,000	-0-	$5.50	April 2012	6,500	$95,550
Michael S. Lipscomb	-0-	-0-	N/A	N/A	-0-	-0-
Frank A. Cappello	5,000	-0-	$6.81	March 2010	5,500	$80,850
	10,000	-0-	$4.69	November 2010
	10,000	-0-	$5.50	April 2012
	10,000	-0-	$3.50	November 2013
	6,000	-0-	$3.74	July 2015

(1)	Based on the target number of performance-based stock awards.

(2)	Based upon the closing market price of the Company’s common shares on the NYSE Amex Exchange on September 30, 2009, which was $14.70.
Neither Mr. J. P. Gotschall nor Mr. F. A. Cappello exercised any stock options during fiscal 2009.
Defined Benefit Pension Plans
     The amounts stated in the foregoing Summary Compensation Table do not include amounts related to a change in the value of pension benefits payable to either Mr. J. P. Gotschall or Mr. F. A. Cappello because, as described below, the Company’s qualified, non-contributory pension plan known as the SIFCO Industries, Inc. Salaried Retirement Plan (the “Retirement Plan”) is frozen and, therefore, no additional benefits accrued to either Mr. J. P. Gotschall or Mr. F. A. Cappello in fiscal 2009. Both Mr. J. P. Gotschall and Mr. F. A. Cappello participate on the same basis as other salaried employees in the Retirement Plan. Mr. M. S. Lipscomb does not participate in any of the Company’s retirement plans.
     The Summary Compensation Table on page 15 includes both base salary and incentive compensation. Benefits payable under the Retirement Plan are calculated using only base salary. Under the terms of the Retirement Plan, as amended March 1, 2003 to cease the accrual of future retirement benefits as of that date, the amount of normal annual retirement benefit payable to a participating employee is generally based upon (i) years of service with the Company prior to normal retirement date but limited to service through March 1, 2003; (ii) “final average earnings” (average base salary during the 60 consecutive month period, within the 120 month period preceding March 1, 2003, during which the total amount of base salary was the highest); and (iii) average Social Security covered compensation. For an employee retiring with 25 years of service or less as of March 1, 2003, the benefit is equal to 2.144% of final average earnings minus .625% of average Social Security covered compensation multiplied by years of service up to 25 years. If an employee has more than 25 years of service as of March 1, 2003, the benefit is increased by 1.25% of final average earnings multiplied by his years of service in excess of 25 years. The amount so determined is payable in the form of a single life annuity or, under certain circumstances, a lump sum payment. Under the Internal Revenue Code, the maximum annual benefit payable under the Retirement Plan to covered employees is limited to $190,000 per year for fiscal 2009. Such limit was $160,000 in fiscal 2003, the year in which benefits under the Retirement Plan were frozen.
Supplemental Executive Retirement Plan
     The maximum amount of final average earnings used to compute benefits under the Retirement Plan is limited by the Internal Revenue Code. Therefore, in response to such limitations, the Company established a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide covered employees with a benefit amount equal to what they would have been entitled to receive under the Retirement Plan, as of March 1, 2003, if no such limitations existed.
     The estimated annual retirement benefit under the combined plans for each participant is based upon the base salary at March 1, 2003, the date on which benefits under the Retirement Plan and SERP ceased to accrue for all participants. The payments by the Company to fund the benefits under the Retirement Plan and SERP are actuarially determined.
     For each individual named in the Summary Compensation Table, set forth below is information relating to such person’s benefits under the combined plans as of September 30, 2009.

				Payments
		Number of	Annual	During Last
		Years Credited	Accumulated Plan	Fiscal Year
Name	Plan Name	Service (1) (#)	Benefits (1) ($)	($)
Jeffrey P. Gotschall	SIFCO Industries, Inc. Salaried Retirement Plan and Supplemental Executive Retirement Plan	29.7	143,300	-0-

Frank A. Cappello	SIFCO Industries, Inc. Salaried Retirement Plan	3.1	7,500	-0-

(1)	The annual accumulated plan benefits payable upon retirement and the number of years of credited service are measured through March 1, 2003, the date on which further benefits under both plans ceased to accrue for all participants.

Potential Payments Upon Termination or Change-in-Control
     The Company had entered into a Change in Control Severance Agreement with Mr. J. P. Gotschall, which agreement was terminated upon his retirement as Chief Executive Officer on August 31, 2009. The Company has entered into a Change in Control Severance Agreement with Mr. F. A. Cappello, which provides severance benefits in the event of his involuntary termination resulting from a change in control. In addition, the Company has entered into a Separation Pay Agreement with Mr. F. A. Cappello, which provides severance benefits in the event of his involuntary termination with or without a change in control. These agreements are intended to protect the Company and such key executive officer in the event of his involuntary termination for other than cause and/or as a result of a change in control of the Company. The purpose of these agreements is to reinforce and encourage the continued attention and dedication of this executive to his assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of the Company. The Change in Control Severance Agreement provides Mr. F. A. Cappello with the following benefits: lump sum severance payment equal to 100% of annual base salary, continuation of health and welfare insurance coverage for up to 24 months following termination, and accelerated vesting of existing stock options. The Separation Pay Agreement provides Mr. F. A. Cappello with a lump-sum severance payment equal to 150% of his annual compensation, including base salary plus annual cash incentive, and continuation of health and welfare insurance coverage for up to 18 months following termination. For purposes of determining annual compensation relative to severance payments to Mr. F. A. Cappello under the Separation Pay Agreement, the annual cash incentive portion of his annual compensation is determined by calculating an average of the annual cash incentive amounts awarded to Mr. F. A. Cappello during the three fiscal years prior to termination.
     The Change in Control Severance Agreement provides that, upon the involuntary termination of Mr. F. A. Cappello other than for cause after a change in control has occurred, the Company is required to make the severance payments as outlined above. The Separation Pay Agreement provides that, upon the involuntary termination of Mr. F. A. Cappello other than for cause (regardless of whether a change in control has occurred), the Company is required to make the severance payment as outlined above.
     The following table describes the potential payments upon termination of employment of Mr. F. A. Cappello. The table assumes the executives’ employment was terminated on September 30, 2009, the last business day of the Company’s 2009 fiscal year.

Potential Payments Upon Termination of Employment
		Involuntary Not For	Involuntary Not For
		Cause Termination –	Cause Termination –
Name and	Voluntary	without a Change in	with a
Principal Position	Termination	Control	Change in Control
Jeffrey P. Gotschall	-0-	-0-	-0-
Michael S. Lipscomb	-0-	-0-	-0-
Frank A. Cappello
Severance	-0-	$505,500	$672,500
Performance Stock awards (1)	-0-	-0-	$51,450
Health & Welfare Insurance	-0-	$22,300	$29,700

(1)	Based upon the closing market price of the Company’s common shares on the NYSE Amex Exchange on September 30, 2009, which was $14.70.
DIRECTOR COMPENSATION
     The following table sets forth information regarding fiscal 2009 compensation for each director other than Mr. J. P. Gotschall, whose compensation is set forth above under the heading “Executive Compensation”.

Director Compensation for Fiscal 2008
	Fees Earned or Paid	All Other	Total
Name	in Cash ($)	Compensation ($) (1)	Compensation ($)
Hudson D. Smith	$27,500	$363,800	$391,300
P. Charles Miller, Jr.	$32,500	-0-	$32,500
Frank N. Nichols	$32,500	-0-	$32,500
Alayne L. Reitman	$41,500	-0-	$41,500
J. Douglas Whelan	$37,000	-0-	$37,000

(1)	All other compensation consists of (i) with respect to Mr. H. D. Smith, payments made to Forged Aerospace Sales, LLC during fiscal 2009 under the Sales Representative Agreement, further described below, for services other than as director, and (ii) with respect to all directors, amounts contributed by the Company’s charitable foundation to educational organizations on behalf of such directors.
     Effective January 1, 2009, (i) each director of the Company (other than directors who are employed by the Company) receives an annual retainer fee of $30,000, (ii) the four independent directors receive an additional $4,000 per year for being members of the Audit and Compensation Committees, and (iii) the Audit and Compensation Committee Chairpersons receive $10,000 and

$5,000, respectively, per year. The Company has determined its directors’ compensation structures based on targeting a competitive level of pay as measured against similarly situated companies.
     Mr. H. D. Smith previously held the position of Executive Vice President and Treasurer of the Company. In connection with his resignation from the Company, Mr. Smith entered into a Sales Representative Agreement with the Company, the terms of which are substantially the same as the terms of other agreements the Company maintains with its third-party sales representatives. Compensation under the Sales Representative Agreement, which resulted in payments of $362,400 in fiscal 2009, is based strictly upon earned sales commissions with no guaranteed minimum obligation to Mr. Smith and/or to Forged Aerospace Sales, LLC.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 to be filed with the SEC.
Compensation Committee
J. Douglas Whelan, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
Alayne L. Reitman
PRINCIPAL ACCOUNTING FEES AND SERVICES
Audit Fees
     Fees paid or payable to Grant Thornton LLP for the audits of the annual financial statements included in the Company’s Form 10-K and for the reviews of the interim financial statements included in the Company’s Forms 10-Q for the years ended September 30, 2009 and 2008 were $149,750 and $150,500, respectively. The Audit Committee has sole responsibility for determining whether and under what circumstances an independent registered public accounting firm may be engaged to perform audit-related services and must pre-approve any non-audit related service performed by such firm. In fiscal 2009, audit and non-audit related fees, to the extent they were incurred, were pre-approved by the Audit Committee.
Audit-Related Fees
     Fees paid or payable to Grant Thornton LLP for audit-related services for the years ended September 30, 2009 and 2008 were $0 and $6,000, respectively.

Tax Fees
     There were no fees paid or payable during fiscal 2009 or 2008 to Grant Thornton LLP for tax compliance or consulting services.
All Other Fees
     There were no fees paid or payable during fiscal 2009 or 2008 to Grant Thornton LLP for products or services other than the professional services described above.
AUDIT COMMITTEE REPORT
     The Audit Committee reviewed and discussed the audited financial statements of the Company, for the fiscal year ended September 30, 2009, with the Company’s management and with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee also has (i) discussed with Grant Thornton LLP the matters required to be discussed by the Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees), (ii) received the written communications from Grant Thornton LLP pursuant to the applicable requirements of the Public Company Accounting Oversight Board certifying the firm’s independence and (iii) the Audit Committee discussed the independence of Grant Thornton LLP with that firm. Grant Thornton LLP has confirmed to the Company that it is in compliance with all rules, standards and policies of the Independence Standards board and the SEC governing auditor independence.
     The Audit Committee and the Board of Directors of the Company operate under a written charter as last amended in July 2004.
     Based upon the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 to be filed with the SEC.
Audit Committee
Alayne L. Reitman, Chairperson
Frank N. Nichols
P. Charles Miller, Jr.
J. Douglas Whelan
PROPOSAL 2 — TO RATIFY THE DESIGNATION OF AUDITORS
     The firm of Grant Thornton LLP has been the Company’s independent registered public accounting firm since 2002. The Board of Directors has chosen that firm to audit the accounts of the Company and its consolidated subsidiaries for the fiscal year ending September 30, 2010, subject to the ratification of the shareholders for which the affirmative vote of a majority of the Common Shares present and voting at the 2010 Annual Meeting (in person or by proxy) is required. Grant Thornton LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company or any of its affiliates other than as auditors.
Board Recommendation - the Board of Directors recommends that you vote FOR the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending September 30, 2010. Unless you instruct otherwise on your proxy card or in person, your proxy will be voted in accordance with the Board’s recommendation.
     Representatives of Grant Thornton LLP are expected to be present at the 2010 Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS
     A shareholder who intends to present a proposal at the 2011 Annual Meeting, and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting, must deliver the proposal to the Company no later than August 16, 2010. Any shareholder proposal submitted other than for inclusion in the Company’s proxy materials for the 2011 Annual Meeting must be delivered to the Company no later than October 31, 2010 or such proposal will be considered untimely. If a shareholder proposal is received after October 31, 2010, the Company may vote, in its discretion as to the proposal, all of the Common Shares for which it has received proxies for the 2010 Annual Meeting.
OTHER MATTERS
     The Company does not know of any other matters that will come before the meeting. In case any other matter should properly come before the 2010 Annual Meeting, it is the intention of the persons named in the enclosed proxy or their substitutions to vote in accordance with their best judgment in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with their judgment pursuant to the discretionary authority conferred by the enclosed proxy.
     By order of the Board of Directors.
SIFCO Industries, Inc.
Daniel G. Berick, Secretary
December 15, 2009

SIFCO Industries, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints JEFFREY P. GOTSCHALL and HUDSON D. SMITH, and each of them, the proxies of the undersigned to vote the shares of the undersigned at the Annual Meeting of Shareholders of SIFCO Industries, Inc., to be held on January 26, 2010, and at any and all adjournments thereof.

Signature

Signature if held jointly

Dated:

NOTE: The signature of this proxy should correspond with the name (or names), as shown hereon, in which your stock is registered. Where stock is registered jointly in the name of two or more persons, all should sign.
(Proxy continued on other side)

SIFCO Industries, Inc. Proxy IF NO INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL TO RATIFY THE DESIGNATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT. ELECT SIX (6) DIRECTORS. To elect the following persons for one-year terms expiring at the 2011 Annual Meeting of Shareholders: Nominees: Jeffrey P. Gotschall Alayne L. Reitman Frank N. Nichols Hudson D. Smith P. Charles Miller, Jr. J. Douglas Whelan • FOR all nominees listed above • WITHHOLD AUTHORITY (except as noted below) To vote for all nominees (INSTRUCTIONS: If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.) (1) RATIFY THE DESIGNATION OF GRANT THORNTON LLP as the independent registered public accounting firm for the year ending September 30, 2010. • FOR • AGAINST ABSTAIN (2) Consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof. • GRANT AUTHORITY • WITHHOLD AUTHORITY (continued from other side)